UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TravelCenters of America Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On April 17, 2023, the following letter was sent to stockholders of TravelCenters of America Inc.

April 17, 2023

Dear Stockholder:

We have previously sent you proxy material for the important Special Meeting of TravelCenters of America Inc. stockholders scheduled for May 10, 2023. This meeting is in connection with the merger through which BP Products North America Inc. will acquire TravelCenters of America Inc. for $86.00 per share. Your Board of Directors unanimously recommends that you vote FOR the merger and related proposals.

Please note that failing to vote will have the same effect as a vote against the Merger Proposal; therefore, your vote is very important, regardless of the number of shares you own. If you have not already done so, please vote TODAY via the Internet, telephone, or by signing, dating, and returning the enclosed proxy card in the envelope provided.

Thank you in advance for your cooperation and continued support.

Sincerely,

Jonathan M. Pertchik
Chief Executive Officer

YOUR VOTE IS IMPORTANT—PLEASE VOTE TODAY!

You can vote your shares via the Internet.
Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED
Toll Free: (877) 717-3905